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                                  PRESS RELEASE
                                  =============

PATAPSCO BANCORP, INC.
FOR FURTHER INFORMATION, CONTACT JOSEPH BOUFFARD, PRESIDENT {410-285-9327}


                 PATAPSCO BANCORP, INC. ANNOUNCES QUARTERLY AND
                 ----------------------------------------------
                             YEAR TO DATE EARNINGS
                             ---------------------

BALTIMORE, MD. APRIL 22, 2005- PATAPSCO BANCORP, INC. (OTC, ELECTRONIC BULLETIN
BOARD: PATD)

      Patapsco Bancorp, Inc., the parent company of The Patapsco Bank, announced a 32% decrease in quarterly earnings and an 11% decrease in year to date earnings.

      For the Company's third quarter, ending March 31, 2005, earnings were $247,000 or $.13 diluted earnings per share compared to earnings of $361,000 or $.19 diluted earnings per share for the same quarter in the prior year.

      For the first nine months of the Company's fiscal year, ending March 31, 2005, earnings were $941,000 or $.49 diluted earnings per share compared to $1,059,000 or $.56 diluted earnings per share for the prior year comparable period, a 11% decrease in earnings and a 13% decrease in diluted earnings per share.

      On an annualized basis for the nine month period, the Company's return on average assets and return on average equity were .61% and 7.38% respectively.

      As of March 31, 2005, Patapsco Bancorp, Inc. reported assets of $205 million and total stockholders' equity of $17.1 million compared to $211 million and $16.4 million at June 30, 2004, the Company's last fiscal year end.

      The Patapsco Bank serves Baltimore and surrounding counties from its six offices located in Baltimore City and Baltimore County, Maryland.

      On the reverse hereof, is a summary of the unaudited financial highlights for the periods discussed herein ending March 31, 2005.

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

FINANCIAL HIGHLIGHTS (UNAUDITED)
PATAPSCO BANCORP, INC. AND SUBSIDIARY

--------------------------------------------------------------------------------------------------------------------

                                                          For the Nine Months             For the Three Months Ended
                                                               March 31,                           March 31,
                                                    ----------------------------        ----------------------------
  (Dollars in thousands, except per share data)           2005          2004                  2005          2004
--------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS:
Interest income                                          $8,911        $7,578                $2,977        $2,495
Interest expense                                          2,823         2,745                   945           867
                                                         ------        ------                ------        ------
Net interest income                                       6,088         4,833                 2,032         1,628
Provision for loan losses                                   185            42                   100             0
                                                         ------        ------                ------        ------
Net interest income after provision                       5,903         4,791                 1,932         1,628
   for loan losses
Gain on Sale of Loans                                         0            13                     0             0
Gain on Sale of Investments                                   0            99                     0            99
Other Noninterest income                                    485           317                   176            96
Noninterest expense                                       4,915         3,541                 1,720         1,253
Provision for income taxes                                  532           620                   141           209
                                                         ------        ------                ------        ------
Net income                                               $  941        $1,059                $  247        $  361
                                                         ======        ======                ======        ======

PER SHARE DATA:(1)
Net income per share, basic                               $0.56         $0.66                 $0.14         $0.23
Net income per share, diluted                             $0.49         $0.56                 $0.13         $0.19

Book Value per common share                              $10.37        $10.13
Tangible Book Value per Share (2)                         $7.61         $8.22
Period End Stock Price                                   $12.25        $13.50
Stock Price as a percentage of tangible book value       160.97%       164.23%

PERFORMANCE RATIOS: (3)
Return on average assets                                   0.61%         0.85%                 0.48%         0.88%
Return on average equity                                   7.38%         8.77%                 5.74%         8.83%
Net interest margin                                        4.22%         4.08%                 4.27%         4.32%
Net interest spread                                        4.03%         3.80%                 4.08%         4.16%
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                                                                 AT
                                                    ----------------------------
                                                       March 31       June 30
                                                         2005          2004
                                                    ----------------------------
BALANCES
Net Loans                                              $156,394      $151,413
Total Assets                                           $204,662      $210,616
Deposits                                               $163,855      $168,132
Borrowings                                              $21,317       $22,900
Stockholder's Equity                                    $17,082       $16,380

CAPITAL  & CREDIT QUALITY RATIOS
Stockholder's equity to total assets                      8.35%         7.75%
Allowance for loan losses to total loans                  0.60%         0.61%
Nonperforming assets to total assets                      0.33%         0.24%

(1) Per share amounts have been adjusted for stock dividends.
(2) Tangible book value per share deducts goodwill fron common equity and assumes all preferred shares convert to common.
(3) Amounts for the three and nine month periods ended March 31, 2005 and 2004 are annualized.